                                                                     Exhibit 4.7


                              EXIDE CORPORATION,

                                  as Issuer,



                                      and



                             THE BANK OF NEW YORK,


                                  as Trustee



                             ____________________


                                   INDENTURE

                         Dated as of December 15, 1995


                             ____________________



                  2.90% Convertible Senior Subordinated Notes
                                    Due 2005

                              TABLE OF CONTENTS/S/




                                                                Page
                                                                ----

  INDENTURE....................................................   1
  TRUSTEE'S CERTIFICATE OF AUTHENTICATION......................   6
  CONVERSION NOTICE............................................  13
  ASSIGNMENT...................................................  15
  OPTION TO ELECT REDEMPTION UPON A FUNDAMENTAL CHANGE.........  17
  Schedule A:  Changes to Principal Amount of Global Security..  18

                                  ARTICLE ONE

                                  DEFINITIONS
  SECTION 1.01.  Definitions...................................  19
  SECTION 1.02.  Rules of Construction.........................  31

                                  ARTICLE TWO

                         ISSUE, DESCRIPTION, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

  SECTION 2.01.  Form, Date and Denomination of Notes........... 32
  SECTION 2.02.  Payments of Interest........................... 33
  SECTION 2.03.  Restrictive Legends............................ 34
  SECTION 2.04.  Execution and Authentication................... 38
  SECTION 2.05.  Registrar and Paying Agent..................... 39
  SECTION 2.06.  Paying Agent to Hold Money in Trust............ 39
  SECTION 2.07.  Transfer and Exchange.......................... 40
  SECTION 2.08.  Book-Entry Provisions for Global Notes......... 41
  SECTION 2.09.  Special Transfer Provisions.................... 43
  SECTION 2.10.  Mutilated, Destroyed, Lost or Stolen Notes..... 46
  SECTION 2.11.  Temporary Notes................................ 46
  SECTION 2.12.  Cancellation of Notes Paid, Etc................ 47
  SECTION 2.13.  CUSIP Numbers.................................. 47


- ---------------------------
/S/ This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                      ii                                    Page
                                                                            ----
                                 ARTICLE THREE

                              REDEMPTION OF NOTES

  SECTION 3.01.  Redemption Prices..........................................  47
  SECTION 3.02.  Notice to Trustee..........................................  48
  SECTION 3.03.  Notice of Redemption; Selection of Notes...................  48
  SECTION 3.04.  Payment of Notes Called for Redemption.....................  49
  SECTION 3.05.  No Sinking Fund............................................  50
  SECTION 3.06.  Conversion Arrangement on Call for Redemption..............  50

                                  ARTICLE FOUR

                             SUBORDINATION OF NOTES

  SECTION 4.01.  Securities Subordinated to Senior Indebtedness.............  51
  SECTION 4.02.  No Payment on Notes in Certain Circumstances...............  51
  SECTION 4.03.  Payment over of Proceeds upon Dissolution, Etc.............  52
  SECTION 4.04.  Subrogation................................................  54
  SECTION 4.05.  Obligations of Company Unconditional.......................  54
  SECTION 4.06.  Notice to Trustee..........................................  55
  SECTION 4.07.  Reliance on Judicial Order or Certificate of Liquidating
                  Agent.....................................................  56
  SECTION 4.08.  Trustee's Relation to Senior Indebtedness..................  56
  SECTION 4.09.  Subordination Rights Not Impaired by Acts or Omissions of
                  the Company or Holders of the Senior Indebtedness.........  56
  SECTION 4.10.  Noteholders Authorize Trustee to Effectuate Subordination
                  of Notes..................................................  56
  SECTION 4.11.  Not to Prevent Event of Default............................  57
  SECTION 4.12.  Trustee's Compensation Not Prejudiced......................  57
  SECTION 4.13.  No Waiver of Subordination.................................  57
  SECTION 4.14.  Payments May Be Paid Prior to Dissolution..................  57
  SECTION 4.15.  Consent of Holders of Senior Indebtedness Under the
                  U.S. Credit Agreement.....................................  58

                                  ARTICLE FIVE

                      PARTICULAR COVENANTS OF THE COMPANY

  SECTION 5.01.  Payment of Principal, Premium and Interest.................  58
  SECTION 5.02.  Offices for Notices and Payments, Etc......................  58
  SECTION 5.03.  Appointments to Fill Vacancies in Trustee's Office.........  59

                                      iii                             Page
                                                                      ----

  SECTION 5.04.  Provision as to Paying Agent........................  59
  SECTION 5.05.  Limitation on Senior Subordinated Indebtedness......  60
  SECTION 5.06.  Calculation of Original Issue Discount..............  61
  SECTION 5.07.  Notice of Defaults..................................  61
  SECTION 5.08.  Compliance Certificates.............................  61

                                  ARTICLE SIX

                             NOTEHOLDERS' LISTS AND
                     REPORTS BY THE COMPANY AND THE TRUSTEE
  SECTION 6.01.  Noteholders' Lists..................................  61
  SECTION 6.02.  Preservation of Lists...............................  61

                                 ARTICLE SEVEN

                          REMEDIES OF THE TRUSTEE AND
                      NOTEHOLDERS IN THE EVENT OF DEFAULT

  SECTION 7.01.  Events of Default...................................  62
  SECTION 7.02.  Payment of Notes on Default; Suit Therefor..........  64
  SECTION 7.03.  Application of Monies Collected by Trustee..........  66
  SECTION 7.04.  Proceedings by Noteholder...........................  67
  SECTION 7.05.  Proceedings by Trustee..............................  68
  SECTION 7.06.  Remedies Cumulative and Continuing..................  68
  SECTION 7.07.  Direction of Proceedings and Waiver of Defaults by
                  Majority Noteholders...............................  69
  SECTION 7.08.  Notice of Defaults..................................  69
  SECTION 7.09.  Undertaking to Pay Costs............................  70

                                 ARTICLE EIGHT

                             CONCERNING THE TRUSTEE


  SECTION 8.01.  Duties and Responsibilities of Trustee..............  70
  SECTION 8.02.  Reliance on Documents, Opinions, Etc................  72
  SECTION 8.03.  No Responsibility for Recitals, Etc.................  73
  SECTION 8.04.  Trustee, Paying Agents, Conversion Agents or
                 Registrar May Own Notes.............................  73
  SECTION 8.05.  Monies to Be Held in Trust..........................  73
  SECTION 8.06.  Compensation and Expenses of Truste.................  73

                                      iv                                  Page
                                                                          ----

  SECTION 8.07.  Officers' Certificate as Evidence.......................  74
  SECTION 8.08.  Eligibility of Trustee..................................  74
  SECTION 8.09.  Resignation or Removal of Trustee.......................  74
  SECTION 8.10.  Acceptance by Successor Trustee.........................  76
  SECTION 8.11.  Succession by Merger, Etc...............................  76

                                  ARTICLE NINE

                           CONCERNING THE NOTEHOLDERS

  SECTION 9.01.  Action by Noteholders...................................  77
  SECTION 9.02.  Proof of Execution by Noteholders.......................  77
  SECTION 9.03.  Persons Who Are Deemed Absolute Owners..................  78
  SECTION 9.04.  Company-Owned Notes Disregarded.........................  78
  SECTION 9.05.  Revocation of Consents; Future Holders Bound............  78

                                  ARTICLE TEN

                             NOTEHOLDERS' MEETINGS

  SECTION 10.01.  Purposes of Meetings...................................  79
  SECTION 10.02.  Call of Meetings by Trustee............................  79
  SECTION 10.03.  Call of Meetings by Company or Noteholders.............  80
  SECTION 10.04.  Qualifications for Voting..............................  80
  SECTION 10.05.  Regulations............................................  80
  SECTION 10.06.  Voting.................................................  81
  SECTION 10.07.  No Delay of Rights by Meeting..........................  81

                                 ARTICLE ELEVEN

                            SUPPLEMENTAL INDENTURES

  SECTION 11.01.  Without Consent of Noteholders.........................  81
  SECTION 11.02.  With Consent of Noteholders............................  82
  SECTION 11.03.  Revocation and Effect of Consent.......................  83
  SECTION 11.04.  Notation on or Exchange of Notes.......................  84
  SECTION 11.05.  Trustee to Sign Amendments, Etc........................  84

                                       v                                  Page
                                                                          ----
                                ARTICLE TWELVE

               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

  SECTION 12.01.  Company May Consolidate, Etc., on Certain Terms........  84
  SECTION 12.02.  Successor Corporation to Be Substituted................  85
  SECTION 12.03.  Opinion of Counsel to Be Given Trustee.................  85

                                ARTICLE THIRTEEN

                    SATISFACTION AND DISCHARGE OF INDENTURE

  SECTION 13.01.  Discharge of Indenture.................................  85
  SECTION 13.02.  Deposited Monies to Be Held in Trust by Trustee........  86
  SECTION 13.03.  Paying Agent to Repay Monies Held......................  86
  SECTION 13.04.  Return of Unclaimed Monies.............................  87

                                ARTICLE FOURTEEN

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS
  SECTION 14.01.  Indenture and Notes Solely Corporate Obligations.......  87

                                ARTICLE FIFTEEN

                              CONVERSION OF NOTES

  SECTION 15.01.  Right to Convert.......................................   87
  SECTION 15.02.  Exercise of Conversion Privilege; Issuance of Common
                   Stock on Conversion; No Adjustment for Interest or
                   Dividends.............................................   88
  SECTION 15.03.  Cash Payments in Lieu of Fractional Shares.............   90
  SECTION 15.04.  Conversion Rate........................................   90
  SECTION 15.05.  Adjustment of Conversion Rate..........................   90
  SECTION 15.06.  Effect of Reclassification, Consolidation, Merger or
                  Sale 98 SECTION 15.07.  Taxes on Shares Issued.........   98
  SECTION 15.08.  Reservation of Shares; Shares to Be Fully Paid;
                   Compliance with Governmental Requirements; Listing of
                   Common Stock..........................................   99
  SECTION 15.09.  Responsibility of Trustee..............................   99
  SECTION 15.10.  Notice to Holders Prior to Certain Actions.............  100
  SECTION 15.11.  Simultaneous Adjustments...............................  101

     INDENTURE dated as of December 15, 1995 between EXIDE CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York State banking corporation, as trustee hereunder (the "Trustee").


                              W I T N E S S E T H:


     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.90% Convertible Senior Subordinated Notes due 2005 (the "Notes"), in an aggregate principal amount at maturity not to exceed $397,900,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, the form of conversion notice, the form of assignment, and the form of option to elect redemption upon a Fundamental Change are to be substantially in the following forms, respectively:

                             [FORM OF FACE OF NOTE]

     FORM OF LEGEND FOR GLOBAL NOTE: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.09 OF THE INDENTURE.

     FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $__________, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $__________, THE ISSUE DATE IS __________ AND THE YIELD TO MATURITY BASED ON SEMIANNUAL COMPOUNDING IS 6.75%. THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IN THE CASE OF SUCH STOCK) EXCEPT (A) TO EXIDE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY AND SUCH COMMON STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR
     (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH

     ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR THE COMPANY, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF SUCH TIME PERIOD. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                               Exide Corporation

              2.90% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2005

No. __                                                               $__________

                                                           [CUSIP] [CINS] ______

          Exide Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to _________ or registered assigns, the principal sum of _______________ ($__________) on December 15, 2005 at the
office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15 of each year, commencing June 15, 1996 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.90% of the principal amount at maturity of this Note from the June 15 or the December 15, as the case may be, next preceding the date to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from __________ until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any June 1 or December 1, as the case may be, and before the following June 15 or December 15, this Note shall bear interest from such June 15 or December 15; provided, however, that if the Company shall default in the payment of interest
- --------  -------
due on such June 15 or December 15, then
this Note shall bear interest from the next preceding June 15 or December 15 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Notes, from __________. The interest so payable on any June 15 or December 15 will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the record date, which shall be the June 1 or December 1 (whether or not a Business Day, as defined in the Indenture) next preceding such June 15 or December 15, provided that any such interest not punctually paid or duly
             --------
provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such Person, provided that a holder of Notes with an aggregate principal amount at maturity in excess of $5 million will be paid by wire transfer in immediately available funds, at the election of, and upon proper notification of wire instructions by, such holder.

          The aggregate principal amount of the Note in global form represented hereby may from time to time be reduced or increased to reflect exchanges of a part of this Note in global form for definitive Notes or exchanges of definitive Notes for a part of this Note in global form or conversions or redemptions of a part of this Note in global form or cancellations of a part of this Note in global form or transfers of definitive Notes in return for a part of this Note in global form or transfers of a part of this Note in global form effected by delivery of definitive Notes, in each case, and in any such case, by means of notations on Schedule A hereto of changes to principal amount. Notwithstanding any provision of this Note to the contrary, (i) exchanges of a part of this Note in global form for definitive Notes, (ii) exchanges of definitive Notes for a part of this Note in global form, (iii) conversions or redemptions of a part of this Note in global form, (iv) cancellations of a part of this Note in global form, (v) transfers of definitive Notes in return for a part of this Note in global form and (vi) transfers of a part of this Note in global form effected by delivery of definitive Notes may be effected without the surrendering of this
Note in global form, provided that appropriate notations on Schedule A hereto
                     --------
(Changes to Principal Amount of the Global Security) are made by the Trustee, or the Custodian at the direction of the Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate principal amount of this Note in global form resulting therefrom or as a consequence thereof.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of the Notes to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall be governed by the laws of the State of New York.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              EXIDE CORPORATION


                              By:
                                 -----------------------------------------------
                                     Title:



                              By:
                                 -----------------------------------------------
                                     Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the 2.90% Convertible Senior Subordinated Notes described in the within- mentioned Indenture.


Dated:  ____________, ____          THE BANK OF NEW YORK, as Trustee


                                    By:
                                       -----------------------------------------
                                       Authorized Signatory

                           [FORM OF REVERSE OF NOTE]

                               EXIDE CORPORATION

                   2.90% Convertible Senior Subordinated Note
                                    due 2005


          This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.90% Convertible Senior Subordinated Notes due 2005 (herein called the "Notes"), limited to the aggregate principal amount at maturity of $397,900,000 all issued under and pursuant to an Indenture dated as of December 15, 1995 (herein called the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Issue Price, and accrued Original Issue Discount and accrued interest, if any, through the date of declaration on all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that, as
                                               --------  -------
provided in the Indenture, no such supplemental indenture shall (i) affect certain matters, without the consent of the holder of each Note so affected or
(ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of any of the Notes or a failure by the Company to convert any Notes into Common Stock of the Company. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

          The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

          The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge (but with the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed upon any registration or exchange of Notes), Notes may be exchanged for a like aggregate principal amount at maturity of Notes of other authorized denominations.

          The Company may not redeem the Notes prior to December 15, 1998. On or after that date, the Company may, at its option, redeem the Notes as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than thirty nor more than sixty days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following Redemption Prices per $1,000 principal amount at maturity (which prices reflect accrued Original Issue Discount calculated to each such date), together in each case with accrued interest to the date fixed for redemption. The Redemption Price of a Note redeemed between such dates will include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.

                          (1)             (2)                     (3)
                         Note       Accrued Original       Redemption Price
 Redemption Date      Issue Price    Issue Discount            (1) + (2)
 ---------------      -----------    --------------            --------
December 15, 1998       723.29            67.72                 788.01

December 15, 1999       723.29            89.31                 812.60

December 15, 2000       723.29           115.60                 838.89

December 15, 2001       723.29           143.69                 866.98

December 15, 2002       723.29           173.71                 897.00

December 15, 2003       723.29           205.79                 929.08

December 15, 2004       723.29           240.07                 963.36

At stated maturity      723.29           276.71               1,000.00

Notwithstanding the foregoing, if the date fixed for redemption is a June 15 or December 15, then the interest payable on such date shall be paid to the holder of record on the next preceding June 1 or December 1.

          The Notes are not subject to redemption through the operation of any sinking fund.

          If a Fundamental Change (as defined in the Indenture) occurs at any time prior to December 15, 2005, each holder of Notes shall have the right, at such holder's option, to require the Company to redeem all or any part of such holder's Notes on the date (the "Fundamental Change Redemption Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change. Such redemption shall be made on the Fundamental Change Redemption Date at a price (the "Fundamental Change Redemption Price") equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Redemption Date;

provided that, if the Applicable Price (as defined in the Indenture) is less
- --------
than the Reference Market Price (as defined in the Indenture), the Company shall redeem such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Notes to the Fundamental Change Redemption Date; provided that if
                                                              --------
such Fundamental Change Redemption Date is a June 15 or December 15, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding June 1 or December 1. The Company shall mail to the Trustee and to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York such Note with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

          Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 60 days following the latest date of original issuance of any of the Notes through the close of business on December 15, 2005, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 principal amount at maturity or an integral multiple thereof, into that number of fully paid and nonassessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $1,000 and multiplying the result so obtained by 12.5473 (the "Conversion Rate") or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice attached hereto, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustments in respect of accrued Original Issue Discount, interest or dividends will be made upon any conversion; provided,
                                                                  --------
however, that if this Note shall be surrendered for conversion during the period
- -------
from the close of business on any record date for the payment of interest to the opening of business on the following interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the following interest payment date) must be accompanied by an amount, in New York Clearing House funds, equal to the interest payable on such interest payment date on the principal amount at maturity being converted. A holder who would otherwise be entitled to a fractional share of Common Stock shall, at the election of the Company, receive either an additional share of Common Stock or cash equal to the then current market value of such fractional share.

          Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the Business Day immediately preceding the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable Redemption Price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders in accordance with Section 3.06.

          Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount at maturity will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company, the Trustee, any Paying Agent, any conversion agent and any Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other Paying Agent nor any other conversion agent nor any Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

          No recourse for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          Unless otherwise defined herein, terms used in this Note have the definitions ascribed to them in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.


                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in                 UNIF GIFT MIN ACT --
common

TEN ENT -- as tenants by the             ________________ Custodian
entireties                                (Cust)

JT TEN -- as joint tenants               ___________________ under
with right of survivorship and            (Minor)
not as tenants in common

                                         Uniform Gifts to Minors Act
                                         __________________(State)


                   Additional abbreviations may also be used
                         though not in the above list.

                               CONVERSION NOTICE

To:  Exide Corporation

          The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, into shares of Common Stock of Exide Corporation (or such other securities as may be provided for in the Indenture) in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount at maturity hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


                                   Sign exactly as name appears on the other side of the Note:

Dated:                             ---------------------------------------------


                                   ---------------------------------------------
                                                   Signature(s)

Fill in for registration of shares of
Common Stock and Notes to be
issued other than to and in the name of
the registered holder:


- ---------------------------
          (Name)

- ---------------------------
     (Street Address)

- ---------------------------
(City, State and Zip Code)

Please print name and address


                         Principal amount at maturity to be converted (if less than all):

                                    $_____,000


                              ------------------------------
                                  Social Security or Other
                              Taxpayer Identification Number

                                   ASSIGNMENT


For value received __________________________________ hereby sell(s), assign(s)
and transfer(s) unto ________________________________
                     (Please insert name and social security or other taxpayer identification number of assignee)

the within Note and hereby irrevocably constitutes and appoints _______________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring within the time period referred to in Rule 144(k) under the Securities Act as it applies to such transfer, the undersigned confirms that, without using any general solicitation or general advertising, such Note is being transferred:

[ ]  (A)  To Exide Corporation or a subsidiary thereof; or

[ ] (B) Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

[ ] (C) To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended, and in compliance with the provisions of Section 2.09(f) of the Indenture, and that a certificate in the for of Exhibit C to the Indenture is being furnished to the Trustee; or

[ ]  (D)  Pursuant to and in compliance with Regulation S under the Securities
          Act of 1933, as amended; or

[ ] (E) Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

[ ]       The transferee is an Affiliate of the Company.

Dated:_____________________


                                                    ____________________________
                                                            Signature(s)


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.


TO BE COMPLETED BY PURCHASER IF (B) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:___________________        _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                           OPTION TO ELECT REDEMPTION
                           UPON A FUNDAMENTAL CHANGE



To:  Exide Corporation


          The undersigned registered holder of this Note hereby irrevocably acknowledges receipt of a notice from Exide Corporation (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Note, or portion hereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note, at the Fundamental Change Redemption Price together with accrued interest to such date, to the registered holder hereof.

                              Principal amount at maturity to be redeemed (if less than all):

                                    $_____,000

Dated:______________________

                                    _________________________________

                                    _________________________________
                                              Signature(s)


                                    _________________________________
                                     Social Security or Other
                                    Taxpayer Identification Number



NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                   Schedule A

                 Changes to Principal Amount of Global Security


           Principal Amount of
           Securities by Which This
           Global Security Is to Be
           Reduced or Increased, and
           Reason for Reduction or     Remaining Principal Amount     Notation
Date       Increase                    of This Global Security        Made by
- ---------  --------------------------  ----------------------------   ----------
- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------

- ---------  --------------------------  ----------------------------   ----------

- --------------------------------------------------------------------------------
================================================================================

          AND WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

          SECTION 1.01. Definitions.
                        -----------

          Affiliate:  The term "Affiliate" with respect to any specified Person,
          ---------
means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," and "controlled by"), when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          Agent: The term "Agent" means any conversion agent, Registrar, Paying
          -----
Agent, authenticating agent or co-Registrar.

          Agent Members: The term "Agent Members" has the meaning provided in
          -------------
Section 2.08.

          Applicable Price:  The term "Applicable Price" means (i) in the event
          ----------------
of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and
(ii) in the event of any other Fundamental Change, the average of the last reported sale price for the Common Stock (determined as set forth in subsection
(f) of Section 15.05) during the ten Trading Days (as defined in subsection (f) of Section 15.05) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change.

          Board of Directors:  The term "Board of Directors" means the Board of
          ------------------
Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

          Business Day:  The term "Business Day" means a day, other than a
          ------------
Saturday, a Sunday or other day, on which commercial banks located in The City of New York, or in the City of the Principal Office of the Trustee, are authorized by law to close.

          Commission:  The term "Commission" means the Securities and Exchange
          ----------
Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          Commodity Agreement:  The term "Commodity Agreement" means any
          -------------------
agreement or arrangement designed to protect the Company or any of its subsidiaries against fluctuations in the prices of commodities used by the Company or any of its subsidiaries in the ordinary course of its business and entered into with any bank.

          Common Stock:  The term "Common Stock" means any stock of any class of
          ------------
the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of Common Stock, $.01 par value per share (which is the class designated as Common Stock of the Company at the date of this Indenture), or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there
                                          --------
shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          Company:  The term "Company" means Exide Corporation, a Delaware
          -------
corporation, and subject to the provisions of Article Twelve shall include its successors and assigns.

          Conversion Rate: The term "Conversion Rate" has the meaning provided
          ---------------
in Section 15.04.

          Conversion Shares:  The term "Conversion Shares" means shares of
          -----------------
Common Stock of the Company issuable upon conversion of a Note.

          Currency Agreement:  The term "Currency Agreement" means any foreign
          ------------------
exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its subsidiaries against fluctuations in currency values to or under which the Company or any of its subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

          Defaulted Interest: The term "Defaulted Interest" has the meaning
          ------------------
provided in Section 2.02.

          Depositary:  The term "Depositary" means The Depository Trust Company,
          ----------
its nominees and their respective successors.

          Event of Default:  The term "Event of Default" means any event
          ----------------
specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

          Exchange Act:  The term "Exchange Act" means the Securities Exchange
          ------------
Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          Expiration Time: The term "Expiration Time" has the meaning provided
          ---------------
for in Section 15.05(l).

          Fundamental Change:  The term "Fundamental Change" means the
          ------------------
occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock listed (or, upon consummation of or immediately following such transaction or event, which will be listed) on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

          Fundamental Change Redemption Date:  The term "Fundamental Change
          ----------------------------------
Redemption Date" has the meaning provided in Section 16.01(a).

          Fundamental Change Redemption Notice:  The term "Fundamental Change
          ------------------------------------
Redemption Notice" has the meaning provided in Section 16.01(b).

          Fundamental Change Redemption Price:  The term "Fundamental Change
          -----------------------------------
Redemption Price" has the meaning provided in Section 16.01(a).

          Global Notes: The term "Global Notes" has the meaning provided in
          ------------
Section 2.01.

          Guarantee:  The term "Guarantee" means any obligation, contingent or
          ---------
otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for
          --------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          Incur:  The term "Incur" means, with respect to any Indebtedness, to
          -----
incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest
                              --------
(whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          Indebtedness:  The term "Indebtedness" means, with respect to any
          ------------
Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such
                                        --------
Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other

Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) all obligations in respect of borrowed money under the U.S. Credit Agreement and any Guarantees thereof and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of
                          --------
any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with generally accepted accounting principles.

          Indenture:  The term "Indenture" means this instrument as originally
          ---------
executed or, if amended or supplemented as herein provided, as so amended or supplemented.

          Institutional Accredited Investor:  The term "Institutional Accredited
          ---------------------------------
Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          Interest Rate Agreement:  The term "Interest Rate Agreement" means any
          -----------------------
interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its subsidiaries against fluctuations in interest rates to or under which the Company or any of its subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

          Issue Price:  The term "Issue Price" means with respect to any Note
          -----------
(or any portion thereof), 72.329% of the principal amount at maturity of such Note (or such portion thereof).

          Legal Holiday: The term "Legal Holiday" has the meaning provided in
          -------------
Section 17.06.

          Nasdaq National Market:  The term "Nasdaq National Market" means the
          ----------------------
electronic inter-dealer quotation system operated by Nasdaq, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

          Non-U.S. Person: The term "Non-U.S. Person" means a person who is not
          ---------------
a U.S. Person under Regulation S.

          Note or Notes:  The term "Note" or "Notes" means any Note or Notes, as
          -------------
the case may be, authenticated and delivered under this Indenture.

          Noteholder:  The term "Noteholder" or "holder of Notes," or other
          ----------
similar terms, means any person in whose name at the time a particular Note is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

          Officers' Certificate:  The term "Officers' Certificate," when used
          ---------------------
with respect to the Company, means a certificate signed both (a) by its Chairman of the Board of Directors, or any Vice-Chairman of the Board of Directors, or its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and
(b) by its Treasurer, or Controller, or Secretary or any Assistant Secretary.

          Offshore Global Note: The term "Offshore Global Note" has the meaning
          --------------------
provided in Section 2.01.

          Offshore Physical Notes: The term "Offshore Physical Notes" has the
          -----------------------
meaning provided in Section 2.01.

          Opinion of Counsel:  The term "Opinion of Counsel" means an opinion in
          ------------------
writing signed by legal counsel, who may be an employee of or counsel to the Company or other counsel acceptable to the Trustee.

          Original Issue Discount:  The term "Original Issue Discount" of any
          -----------------------
Note means the difference between the Issue Price and the principal amount at maturity of the Note as set forth on the face of the Note. For purposes of this Indenture and the Notes, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, on a semi-annual bond equivalent basis.

          outstanding:  The term "outstanding," when used with reference to
          -----------
Notes, subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided that if such Notes are to be
                                   --------
     redeemed prior to the maturity thereof,
     notice of such redemption shall have been given as in Article Three or Article Sixteen, as the case may be, provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

          (c) Notes paid or Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of
     Section 2.10 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

          (d) Notes converted into Common Stock pursuant to Article Fifteen hereof and Notes not deemed outstanding pursuant to Article Three.

          Paying Agent:  The term "Paying Agent" has the meaning provided in
          ------------
Section 2.05.  The term "Paying Agent" includes any additional Paying Agent.

          Person:  The term "Person" means a corporation, an association, a
          ------
partnership, an organization, an individual, a joint venture, a joint stock company, a trust, a government or a political subdivision thereof or a governmental agency, and shall include any successor (by merger or otherwise) of such entity.

          Physical Notes:  The term "Physical Notes" has the meaning provided in
          --------------
Section 2.01.

          PORTAL Market:  The term "PORTAL Market" means the Private Offerings,
          -------------
Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          Predecessor Note:  The term "Predecessor Note" of any particular Note
          ----------------
means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.10 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

          Principal Office:  The term "Principal Office" or "principal office of
          ----------------
the Trustee," or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21 West, New York, New York, Attn:
Corporate Trust Trustee Administration.

          Private Placement Legend:  The term "Private Placement Legend" means
          ------------------------
the legend provided for in Section 2.03(a).

          Purchase Shares:  The term "Purchase Shares" has the meaning provided
          ---------------
for in Section 15.05(l).

          QIB:  The term "QIB" means a "qualified institutional buyer" as
          ---
defined in Rule 144A.

          Receivables Sales Agreement:  The term "Receivables Sales Agreement"
          ---------------------------
means (i) the Receivables Purchase Agreement, dated as of August 31, 1989, among the Company, the financial institutions party thereto as purchasers and Chemical Bank, as agent for such purchasers together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any Guarantees and security documents), in each case, as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, or otherwise restructuring (including, but not limited to, by the inclusion of additional sellers thereunder that are subsidiaries of the Company and whose obligations are Guaranteed by the Company thereunder or by the requirement of additional credit enhancement to support the obligations thereunder) all or any portion of the purchase commitments under such agreement or any successor agreement or agreements and (ii) any other agreement providing for the purchase, factoring or other disposition of accounts receivable of the Company or any subsidiary at a discount from the face amount thereof, whether or not there is any recourse against the Company of any subsidiary with respect thereto.

          Redeemable Stock:  The term "Redeemable Stock" is defined to mean any
          ----------------
class or series of capital stock of any Person that by its terms or otherwise is
(i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of capital stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for capital stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes.

          Redemption Price:  With respect to any Note, the term "Redemption
          ----------------
Price" means the applicable Redemption Price as set forth in such Note, including any accrued Original Issue Discount referred to therein.

          Reference Market Price:  The term "Reference Market Price" shall
          ----------------------
initially mean $31.50 and in the event of any adjustment to the Conversion Rate pursuant to Section 15.05, the Reference Market Price shall also be adjusted so that the Reference Market Price after giving effect to any such adjustment shall equal the Reference Market Price immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate after such adjustment.

          Registrar:  The term "Registrar" has the meaning provided in Section
          ---------
2.05.

          Regulation S:  The term "Regulation S" means Regulation S under the
          ------------
Securities Act.

          Responsible Officer:  The term "Responsible Officer," when used with
          -------------------
respect to the Trustee, means any officer in the Principal Office of the Trustee assigned by the Trustee to administer its corporate trust matters.

          Restricted Note:  The term "Restricted Note" means any Note that bears
          ---------------
or is required to bear the legend set forth in Section 2.03.

          Rule 144A:  The term "Rule 144A" means Rule 144A as promulgated under
          ---------
the Securities Act.

          Securities Act:  The term "Securities Act" means the Securities Act of
          --------------
1933, as amended, and the rules and regulations promulgated thereunder.

          Security Register:  The term "Security Register" has the meaning
          -----------------
provided in Section 2.05.

          Senior Indebtedness:  The term "Senior Indebtedness" means the
          -------------------
following obligations of the Company, whether outstanding at the date hereof or hereafter incurred or created:

          (a) all Indebtedness and all other monetary obligations of the Company under the U.S. Credit Agreement, any Interest Rate Agreement, Currency Agreement or Commodity Agreement and the Company's guarantee of any Indebtedness or monetary obligation of any of its subsidiaries under any Interest Rate Agreement, Currency Agreement or Commodity Agreement,

          (b) all monetary obligations of the Company under any Receivables Sale Agreement,

          (c) any principal of, premium, if any, and interest on the WSI Agreement, the 10% Notes and the 10 3/4% Notes and all indebtedness of the Company existing on the Closing Date secured by liens described in clause
     (xiii) of the definition of Permitted Liens contained in the indenture with respect to the 12 1/4% Debentures, including any refinancings thereof,

          (d) all other Indebtedness of the Company (other than the 12 1/4% Debentures and the Notes), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes, and
     ---- -----

          (e) all fees, expenses and indemnities payable in connection with the U.S. Credit Agreement, the 10% Notes and the 10 3/4% Notes, any Receivable Sales Agreement and Currency Agreements, Interest Rate Agreements and Commodity Agreements;

provided that the term "Senior Indebtedness" shall not include
- --------

          (i) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, or was incurred in violation of the Indenture,

          (ii) any Indebtedness of the Company to a subsidiary of the Company or to a joint venture in which the Company has an interest,

          (iii)any repurchase, redemption or other obligation in respect of Redeemable Stock,

          (iv) any Indebtedness to any employee of the Company or any of its Subsidiaries,

          (v) any liability for federal, state, local or other taxes owed or owing by the Company, or

          (vi) any Trade Payables.

Senior Indebtedness will also include interest accruing subsequent to events of bankruptcy of the Company and its subsidiaries at the rate provided for in the document governing such Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the debtor in a bankruptcy case under federal bankruptcy law.

          Senior Note Indentures:  The term "Senior Note Indentures" means the
          ----------------------
Indenture, dated as of December 17, 1992, between the Company and Bank of Montreal Trust Company, as trustee, relating to the 10 3/4 Notes, as it may be amended or supplemented from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, and the Indenture, dated as of April 28, 1995, between the Company and The Bank of New York, as trustee, relating to the 10% Notes, as it may be amended or supplemented from time to time by one or more indentures supplemental thereto.

          Senior Notes:  The term "Senior Notes" means the 10% Notes and the 10
          ------------
3/4% Notes.

          Senior Subordinated Obligations:  The term "Senior Subordinated
          -------------------------------
Obligations" means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

          Stated Maturity:  The term "Stated Maturity" means (i) with respect to
          ---------------
any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed dated on which such installment is due and payable.

          10% Notes:  The term "10% Notes" means the 10% Senior Notes due 2005
          ---------
of the Company.

          10 3/4% Notes:  The term "10 3/4% Notes" means the 10 3/4% Senior
          -------------
Notes due 2002 of the Company.

          Trade Payables:  The term "Trade Payables" means, with respect to any
          --------------
Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          Trading Day:  The term "Trading Day" means a day during which trading
          -----------
in securities generally occurs on the New York Stock Exchange or, if the applicable security is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the Nasdaq National Market or, if the applicable security is not quoted on the Nasdaq National Market, on the principal other market on which the applicable security is then traded.

          Transfer Agent:  The term "Transfer Agent" has the meaning provided in
          --------------
Section 2.09(e).

          Trigger Event:  The term "Trigger Event" has the meaning provided in
          -------------
Section 15.05(h).

          Trust Indenture Act:  The term "Trust Indenture Act" means the Trust
          -------------------
Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbb), as in effect on the date this Indenture was executed.

          Trustee:  The term "Trustee" means The Bank of New York and, subject
          -------
to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.

          12 1/4% Debentures:  The term "12 1/4% Debentures" means the 12 1/4%
          ------------------
Senior Subordinated Deferred Coupon Debentures due 2004 of the Company.

          U.S. Credit Agreement:  The term "U.S. Credit Agreement" means the
          ---------------------
credit agreement, dated as of August 30, 1994, as amended, among the Company, the Banks party thereto and the Bank Agents, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, Guarantees and security documents), in each case, as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, by the inclusion of additional borrowers or Guarantors thereunder that are subsidiaries of the Company and whose obligations are Guaranteed by the Company thereunder or by the requirement of additional collateral or other credit enhancement to support the obligations thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement or agreements; provided that, with respect
                                                    --------
to any agreement providing for the refinancing of Indebtedness under the U.S. Credit Agreement, such agreement shall be the U.S. Credit Agreement under the Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the U.S. Credit Agreement under the Indenture.

          U.S. Global Note:  The term "U.S. Global Note" has the meaning
          ----------------
provided in Section 2.01.

          U.S. Person:  The term "U.S. Person" has the meaning provided in Rule
          -----------
902 under the Securities Act.

          U.S. Physical Notes:  The term "U.S. Physical Notes" has the meaning
          -------------------
provided in Section 2.01.

          WSI Agreement:  The term "WSI Agreement" means the Agreement, dated as
          -------------
of May 21, 1990, between the Company and Wilmington Securities, Inc., a Delaware corporation, together with all other agreements, instruments and documents executed on or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, Guarantees and security documents) in each case, as such agreements, instruments and documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, by the inclusion of additional borrowers or guarantors thereunder that are Subsidiaries of the Company and whose obligations are Guaranteed by the Company thereunder or by the requirement of additional collateral or other credit enhancement to support the obligations thereunder) all or any portion of the Indebtedness under such agreement or any successor agreement; provided that, with respect to any agreement providing for the
           --------
refinancing of Indebtedness under the WSI Agreement, such agreement shall be the WSI Agreement under this Indenture only if a notice to that effect is delivered by the Company to the Trustee and there shall be at any time only one instrument that is the WSI Agreement under this Indenture.

          SECTION 1.02.  Rules of Construction.  Unless the context otherwise
                         ---------------------
requires:

          (i)   a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)   provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                 ARTICLE TWO

                         ISSUE, DESCRIPTION, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

          SECTION 2.01.  Form, Date and Denomination of Notes.  The Notes and
                         ------------------------------------
the Trustee's certificate of authentication shall be substantially in the form recited above. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes.

          The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. Every Note shall be dated the date of its authentication, shall bear interest from the applicable date indicated therein and shall be payable on the dates specified on the face of the form of Note recited above.

          The terms and provisions contained in the form of the Notes recited above shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued in the form of permanent global Note(s) in registered form, substantially in the form recited above (the "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent global Note(s) in registered form substantially in the form recited above (the "Offshore Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

          Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Notes in registered form in substantially the form recited above (the "U.S. Physical Notes"). Notes issued pursuant to Section
2.08 in exchange for interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes in registered form substantially in the form recited above (the "Offshore Physical Notes"), respectively.

          The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes referred to as the "Global Notes."

          The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 2.02.  Payments of Interest.  The Person in whose name any
                         --------------------
Note (or its Predecessor Note) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Note upon any transfer or exchange subsequent to the record date and prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such Person on the registry kept for such purposes, provided that with respect to any holder of
                                 --------
Notes with an aggregate principal amount at maturity equal to or in excess of $5 million, at the request of such holder on or prior to the record date in writing (such writing to include appropriate wire instructions) the Company shall pay interest on such holder's Notes by wire transfer in immediately available funds. The term "record date" with respect to any interest payment date shall mean the June 1 or December 1 preceding said June 15 or December 15, respectively. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, on a semi-annual bond equivalent basis.

          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said June 15 or December 15 (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of its having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in the paragraph below:

          The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which date shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid to each Noteholder at his address as it appears in the Note register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable.

          SECTION 2.03.  Restrictive Legends.  (a)  (i) The U.S. Global Note and
                         -------------------
each U.S. Physical Note shall bear the legend set forth below on the face thereof until the expiration of the time period referred to in Rule 144(k) under the Securities Act, as in effect from time to time, with respect to such Note, and (ii) the Offshore Physical Notes and the Offshore Global Note shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit A hereto:

     THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED

     INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH NOTE WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) IN THE CASE OF SUCH STOCK) EXCEPT (A) TO EXIDE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTE EVIDENCED HEREBY AND SUCH COMMON STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTE EVIDENCED HEREBY WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE OR THE COMPANY, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF SUCH TIME PERIOD. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (b) Unless a Conversion Share has been sold pursuant to a registration statement, each stock certificate representing any Conversion Share shall bear the legend set forth below:

     THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE TIME PERIOD REFERRED TO IN RULE 144(k) (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO EXIDE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) ABOVE), IT WILL FURNISH TO THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (F) ABOVE) A NOTICE

     SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (F) ABOVE) OR THE EXPIRATION OF THE TIME PERIOD REFERRED TO ABOVE OR UPON THE EARLIER SATISFACTION OF EXIDE CORPORATION AND THE TRANSFER AGENT THAT THE COMMON STOCK HAS BEEN OR IS BEING OFFERED AND SOLD IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (c) Each Global Note shall also bear the following legend on the face thereof:

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.09 OF THE INDENTURE.

          SECTION 2.04.  Execution and Authentication.  Two Officers shall
                         ----------------------------
execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount at maturity of up to $397,900,000; provided that the Trustee shall be entitled to
                                --------
receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. The Opinion of Counsel shall, if requested by the Trustee, be to the effect that:

          (a) the form and terms of such Notes have been established by or pursuant to a Board Resolution or an indenture supplemental hereto in conformity with the provisions of this Indenture;

          (b) such supplemental indenture, if any, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company;

          (c) such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

          (d) that the Company has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, a state of the United States.

Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount at maturity of Notes outstanding at any time may not exceed the amount set forth above except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.10 or 2.11.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          SECTION 2.05.  Registrar and Paying Agent.  The Company shall maintain
                         --------------------------
an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided
                                                                    --------
that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Noteholders as they appear in the Security Register.

          SECTION 2.06.  Paying Agent to Hold Money in Trust.  Not later than
                         -----------------------------------
each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each

Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Noteholders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Noteholders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this Section 2.06. In addition, the Company may pay the principal of, premium, if any, and interest on the Notes by its check payable in money of the United States mailed to a Noteholders' registered address (as reflected in the Security Register), provided that a holder of Notes with an aggregate principal amount at maturity in excess of $5 million will be paid by wire transfer in immediately available funds) at the election of such holder, as provided in
Section 2.02.

          SECTION 2.07.  Transfer and Exchange.  The Notes are issuable only in
                         ---------------------
registered form. A Noteholder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Noteholder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the Person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Noteholder of or beneficial owner of an interest in a Global Note shall, by acceptance of such Global Note, be deemed to have agreed that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to any Noteholder for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment by the Noteholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes payable upon exchanges pursuant to Section 2.11).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          SECTION 2.08.  Book-Entry Provisions for Global Notes.  (a)  The U.S.
                         --------------------------------------
Global Note and Offshore Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.03.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.09. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Note or the Offshore Global Note, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer pursuant to paragraph (b) of this
Section 2.08 of a portion of the beneficial interests in the U.S. Global Note to beneficial owners who are required to hold U.S. Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Note or Offshore Global Note to beneficial owners pursuant to paragraph (b) of this
Section 2.08, the U.S. Global Note or Offshore Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Note or Offshore Global Note, as the case may be, an equal aggregate principal amount at maturity of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) or (d) of this Section 2.08 shall, except as otherwise provided by paragraph (f)(i)(A) or paragraph (d) of
Section 2.09, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.03.

          (g) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Noteholder is entitled to take under this Indenture or the Notes.

          (h) QIBs that are beneficial owners of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 2.03) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

          SECTION 2.09.  Special Transfer Provisions.  (a)  Transfers to QIBs.
                         ---------------------------        -----------------
The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Note to a QIB (excluding Non-U.S. Persons):

          (i) If the Note to be transferred consists of (A) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in the U.S. Global Note, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the U.S. Global Note in an amount equal to the principal amount at maturity of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred.

          (b) Transfers of Interests in the Offshore Global Note or Offshore
              --------------------------------------------------------------
Physical Notes to U.S. Persons.  The following provisions shall apply with
- ------------------------------
respect to any transfer of interests in the Offshore Global Note or Offshore Physical Notes to U.S. Persons:

          (i) prior to the removal of the Private Placement Legend from the Offshore Global Note or Offshore Physical Notes pursuant to Section 2.03, the Registrar shall refuse to register such transfer; and

     (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

     (c) Transfers to Non-U.S. Persons at Any Time.  The following
         -----------------------------------------
provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

     (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in the U.S. Global Note only upon receipt of a certificate substantially in the form of Exhibit B from the proposed transferor.

     (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (1) the documents required by paragraph (i) and (2) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Note to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Offshore Global Note in an amount equal to the principal amount at maturity of the U.S. Physical Notes or the U.S. Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Note.

     (d) Private Placement Legend.  Upon the transfer, exchange or
         ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section
2.03 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General.  By its acceptance of any Note bearing the Private
         -------
Placement Legend or any Conversion Share bearing the legend set forth in Section 2.03(b), each Holder of or beneficial owner of an interest in such Note or Conversion Share acknowledges the restrictions on transfer of such Note or Conversion Shares set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note or Conversion Share only as provided in this Indenture. The Registrar or transfer agent for the Company's

Common Stock (the "Transfer Agent"), as applicable, shall not register a transfer of any Note or Conversion Share unless such transfer complies with the restrictions on transfer of such Note or Conversion Share set forth in this Indenture. In connection with any transfer of Notes or Conversion Share to an Institutional Accredited Investor, each such Noteholder or beneficial owner agrees by its acceptance of the Notes or Conversion Shares to furnish the Registrar or the Transfer Agent, as applicable, or the Company such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to
                       --------
determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          (f) Transfers to Non-QIB Institutional Accredited Investors.  The
              -------------------------------------------------------
following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (A) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (B) the proposed transferee has delivered to the Registrar (1) a certificate substantially in the form of Exhibit C hereto and (2) if requested by the Company or the Trustee, an Opinion of Counsel acceptable to such Person that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Note, upon receipt by the Registrar of (A) the documents, if any, required by paragraph (i), (B) if requested by the Company or the Trustee, an opinion of counsel acceptable to such Person that such transfer is in compliance with the Securities Act and (C) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Note in an amount equal to the principal amount of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.08 or this Section 2.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.10.  Mutilated, Destroyed, Lost or Stolen Notes.  In case
                         ------------------------------------------
any temporary or definitive Note shall become mutilated or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so apparently destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

          The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee and the Company may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

          Every substituted Note issued pursuant to the provisions of this
Section 2.10 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

          SECTION 2.11.  Temporary Notes.  Pending the preparation of definitive
                         ---------------
Notes, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Notes and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount at maturity of definitive Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

          SECTION 2.12.  Cancellation of Notes Paid, Etc.  All Notes surrendered
                         -------------------------------
for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall return such canceled Notes to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

          SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Notes may
                         -------------
use "CUSIP", "CINS" or other identification numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers, CINS or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such
                                                    --------
notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further that failure to us
                                             -------- -------
CUSIP numbers, CINS or other identification numbers, as the case may be, in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.


                                 ARTICLE THREE

                              REDEMPTION OF NOTES

          SECTION 3.01.  Redemption Prices.  The Company may not redeem the
                         -----------------
Notes prior to December 15, 1998. On or after that date, the Company may, at its option, redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.03, and at the applicable Redemption Price together with accrued interest to, but excluding, the date fixed for redemption;

provided that any semi-annual payment of interest becoming due on the date fixed
- --------
for redemption shall be payable to the holders of such Notes registered on the relevant record date.

          SECTION 3.02.  Notice to Trustee.  If the Company elects to redeem
                         -----------------
Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed, as least 45 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03.  Notice of Redemption; Selection of Notes.  In case the
                         ----------------------------------------
Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01 for redemption, it or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books of the Company. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

          Each such notice of redemption shall identify the Notes to be redeemed (including CUSIP or CINS number), specify the principal amount at maturity of each Note to be redeemed, the date fixed for redemption, the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest and Original Issue Discount accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest and Original Issue Discount thereon or on the portions thereof to be redeemed will cease to accrue, unless the Company defaults in the payment of the Redemption Price.
Such notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount at maturity thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion thereof will be issued.

          No later than the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying

Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by Company shall be discharged from such trust.

          If fewer than all the Notes are to be redeemed, the Trustee shall select, by lot, pro rata or in such other manner as the Trustee shall deem equitable and fair, the Notes or portions thereof (in integral multiples of $1,000 principal amount at maturity) to be redeemed. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as it may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption.

          Upon any redemption of less than all Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

          SECTION 3.04.  Payment of Notes Called for Redemption.  If notice of
                         --------------------------------------
redemption has been given as above provided, the Notes or portions of Notes with respect to which such notice has been given shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the Redemption Price, together with interest accrued to said date) Original Issue Discount and interest on the Notes or portions of Notes so called for redemption shall cease to accrue and such Notes shall cease after the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.05 and 13.04, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment
                                          --------
of interest becoming due on the date
fixed for redemption shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of Section
2.02 hereof.

          Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount at maturity equal to the unredeemed portion of the Note so presented.

          Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes or of any Event of Default. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price and, to the extent legally permitted, interest, if any, in respect thereof shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note (treating the accrual of Original Issue Discount as if it were interest) and such Note shall remain convertible into Common Stock until the Redemption Price shall have been paid or duly provided for.

          SECTION 3.05.  No Sinking Fund.  The Notes shall not be entitled to
                         ---------------
the benefit of any sinking fund.

          SECTION 3.06.  Conversion Arrangement on Call for Redemption.  In
                         ---------------------------------------------
connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption, subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                                  ARTICLE FOUR

                             SUBORDINATION OF NOTES

          SECTION 4.01.  Securities Subordinated to Senior Indebtedness.  The
                         ----------------------------------------------
Company and the Trustee each covenant and agree and each Holder, by its acceptance of a Note, likewise covenants and agrees that all Securities shall be issued subject to the provisions of this Article Four; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Four, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts payable under Senior Indebtedness (including any interest accruing subsequent to an event specified in Section 7.01(d) or 7.01(e) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code).

          SECTION 4.02.  No Payment on Notes in Certain Circumstances.  (a)  No
                         --------------------------------------------
direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations, whether pursuant to the terms of the Notes or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

          (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Noteholder when such payment is prohibited by Section 4.02(a) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives or a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of the Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

          SECTION 4.03.  Payment over of Proceeds upon Dissolution, Etc.
                         ----------------------------------------------

          (a) Upon any payment or distribution of assets or securities of the Company, as the case may be, of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness (including any interest accruing subsequent to an event specified in Section 7.01(d) or 7.01(e) of this Indenture, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code) shall first be paid in full, in cash or cash equivalents, before the Noteholders or the Trustee on behalf of the Noteholders shall be entitled to receive any payment of the Noteholders shall be entitled to receive any payment by the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of any Senior Subordinated Obligations upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Noteholders or the Trustee on behalf of the Noteholders would be entitled, but for the provisions of this Article Four, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Noteholders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such
                                                            --- ----
holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, or to the trustee under the Senior Notes Indenture, or to any trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

          (c) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Noteholder at a time when such payment or distribution is prohibited by Section 4.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the
                                --- ----
respective amount of Senior Indebtedness held by such holders) or their representatives, or to the trustees under the Senior Note Indentures, or to the trustee or trustees under any other indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

          (d) For purposes of this Section 4.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 4.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to,
                                                  ---- -----
the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Indebtedness then outstanding;

provided that (1) if a new corporation results from such reorganization or
- --------
readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Twelve of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 4.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply with the conditions stated in Article Twelve of this Indenture.

          SECTION 4.04.  Subrogation.  (a)  Upon the payment in full of all
                         -----------
Senior Indebtedness in cash or cash equivalents, the Noteholders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Four, and no payment pursuant to the provisions of this Article Four to the holders of Senior Indebtedness by Noteholders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Noteholders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Four are intended solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) If any payment or distribution to which the Noteholders would otherwise have been entitled but for the provisions of this Article Four shall have been applied, pursuant to the provisions of this Article Four, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Noteholders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

          SECTION 4.05.  Obligations of Company Unconditional.  (a)  Nothing
                         ------------------------------------
contained in this Article Four or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Noteholders, the obligation of the Company, which is absolute and unconditional, to pay to the Noteholders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Noteholders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Noteholders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four of the holders of the Senior Indebtedness.

          (b) Without limiting the generality of the foregoing, nothing contained in this Article Four will restrict the right of the Trustee or the Noteholders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to

Section 7.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or
- --------  -------
thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Noteholders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

          SECTION 4.06.  Notice to Trustee.  The Company shall give prompt
                         -----------------
written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Four. The Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Principal Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness, holder of Senior Notes, or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Eight, be entitled to assume that no such facts exist; provided that if the Trustee shall not have
                                 --------
received the notice provided for in this Section 4.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 4.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Four. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

          (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Four, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Four and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 4.07.  Reliance on Judicial Order or Certificate of
                         --------------------------------------------
Liquidating Agent.  Upon any payment or distribution of assets or securities
- -----------------
referred to in this Article Four, the Trustee and the Noteholders shall be entitled to rely upon any order or decree may by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Noteholders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four.

          SECTION 4.08.  Trustee's Relation to Senior Indebtedness.  (a)  The
                         -----------------------------------------
Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Four with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Four, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 4.02(c) and 4.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Noteholders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Four or otherwise.

          SECTION 4.09.  Subordination Rights Not Impaired by Acts or Omissions
                         ------------------------------------------------------
of the Company or Holders of the Senior Indebtedness.  No right of any present
- ----------------------------------------------------
or future holders of any Senior Indebtedness to enforce subordination as provided in this Article Four will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Four are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

          SECTION 4.10.  Noteholders Authorize Trustee to Effectuate
                         -------------------------------------------
Subordination of Notes.  Each Noteholder by his acceptance of any Notes
- ----------------------
authorizes and expressly directs the

Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Four, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Noteholders.

          SECTION 4.11.  Not to Prevent Event of Default.  The failure to make a
                         -------------------------------
payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Four will not be construed as preventing the occurrence of an Event of Default.

          SECTION 4.12.  Trustee's Compensation Not Prejudiced.  Nothing in this
                         -------------------------------------
Article Four will apply to amounts due to the Trustee pursuant to other sections of this Indenture.

          SECTION 4.13.  No Waiver of Subordination.  Without in any way
                         --------------------------
limiting the generality of Section 4.09 of this Indenture, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Four or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extent the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

          SECTION 4.14.  Payments May Be Paid Prior to Dissolution.  Nothing
                         -----------------------------------------
contained in this Article Four or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 4.02 or 4.03 of this Indenture, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or (ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 4.02(b) of this Indenture (or there shall have been an acceleration of the Notes prior to such application) or in Section 4.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

          SECTION 4.15.  Consent of Holders of Senior Indebtedness Under the
                         ---------------------------------------------------
U.S. Credit Agreement.  The provisions of this Article Four (including the
- ---------------------
definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the U.S. Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the U.S. Credit Agreement shall have consented (in accordance with the provisions of the U.S. Credit Agreement) to such amendment.


                                  ARTICLE FIVE

                      PARTICULAR COVENANTS OF THE COMPANY

          SECTION 5.01.  Payment of Principal, Premium and Interest.  The
                         ------------------------------------------
Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes may be paid by mailing checks for the interest payable to or upon the written order of the holders of Notes entitled thereto as they shall appear on the registry books of the Company, provided that with respect to any holder of
                                   --------
Notes with an aggregate principal amount at maturity equal to or in excess of $5 million, at the request of such holder on or prior to the record date in writing (such writing to include appropriate wire instructions) the Company shall pay interest on such holder's Notes by wire transfer in immediately available funds.

          SECTION 5.02.  Offices for Notices and Payments, Etc.  So long as any
                         -------------------------------------
of the Notes remain outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be presented for payment, and an office or agency where the Notes may be presented for registration of transfer and for exchange and conversion as provided for in this Indenture and an office or agency where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee and the Company hereby appoints the Trustee at the principal office of the Trustee as its agent to receive all such presentations, demands and notices.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided
                                                                       --------
that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Trustee as Paying Agent, Registrar and conversion agent and the Principal Office of the Trustee at 101 Barclay Street, New York, New York 10286, as one such office or agency of the Company for each of the aforesaid purposes.

          So long as the Trustee is the Registrar, the Trustee agrees to mail, or cause to be mailed, if and when required, the notice set forth in Section 8.09(a).

          SECTION 5.03.  Appointments to Fill Vacancies in Trustee's Office.
                         --------------------------------------------------
The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.09, a Trustee, so that there shall at all times be a Trustee hereunder.

          SECTION 5.04.  Provision as to Paying Agent.  (a)  If the Company
                         ----------------------------
shall appoint a Paying Agent other than the Trustee or an affiliate of the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

          (1) that it will hold all sums held by it as such agent for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes (whether such sums have been to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes when the same shall be due and payable; and

          (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

          The Company shall, before each due date of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes, deposit with the Paying Agent a sum sufficient to pay such amounts so becoming due, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

          (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such amounts so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Notes) to make any payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes when the same shall become due and payable.

          (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose at obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such money.

          (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.03 and 13.04.

          SECTION 5.05.  Limitation on Senior Subordinated Indebtedness.  The
                         ----------------------------------------------
Company will not Incur any Indebtedness, other than the Notes, that is expressly made subordinate in right of payment to any Senior Indebtedness unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu
                                                                 ---- -----
with, or subordinated in right of payment to, the Notes pursuant to provisions substantially similar to those contained in Article Four of the Indenture; provided, however, that the foregoing limitation shall not apply to distinctions
- --------  -------
between categories of Senior Indebtedness that exist by reason of any liens or Guarantees arising or created in respect of some but not all Senior Indebtedness. The Notes are hereby expressly made pari passu with the 12 1/4%
                                                   ---- -----
Debentures.

          SECTION 5.06.  Calculation of Original Issue Discount.  The Company
                         --------------------------------------
shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year.

          SECTION 5.07.  Notice of Defaults.  In the event that the Company
                         ------------------
becomes aware of any default or Event of Default the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

          SECTION 5.08.  Compliance Certificates.  The Company shall deliver to
                         -----------------------
the Trustee, within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), an Officers' Certificate stating whether or not the signers know of any default or Event of Default that occurred during such fiscal quarter. In the case of the Officers' Certificate delivered within 90 days of the end of the Company's fiscal year, such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its subsidiaries and the Company's and its subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture.
For purposes of this Section 5.08, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If they do know of such a default or Event of Default, the certificate shall describe any such default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 5.08 shall be for the first fiscal quarter beginning after the execution of this Indenture.


                                  ARTICLE SIX

                             NOTEHOLDERS' LISTS AND
                     REPORTS BY THE COMPANY AND THE TRUSTEE

          SECTION 6.01.  Noteholders' Lists.  The Company covenants and agrees
                         ------------------
that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with May 15, 1996, and at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen days prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

          SECTION 6.02.  Preservation of Lists.  The Trustee shall preserve, in
                         ---------------------
as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

          If the Trustee shall be required by law to disclose any information contained in any list of Noteholders maintained by it, then each and every holder of the Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent nor the Registrar shall be held accountable by reason of the disclosure of any such information, regardless of the source from which such information was derived.


                                 ARTICLE SEVEN

                          REMEDIES OF THE TRUSTEE AND
                          ---------------------------
                      NOTEHOLDERS IN THE EVENT OF DEFAULT

          SECTION 7.01.  Events of Default.  In case one or more of the
                         -----------------
following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

          (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

          (b) default in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, or Fundamental Change Redemption Price in respect of any of the Notes as and when the same shall become due and payable either at maturity, in connection with any redemption pursuant to Article Three or Sixteen, by declaration or otherwise; or

          (c) failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of forty-five days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount at maturity of the Notes at the time outstanding; or

          (d) the Company shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

          (e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

then and in each and every such case (other than an Event of Default specified in Section 7.01(d) or (e)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount at maturity of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare due and immediately payable the sum of the Issue Price plus accrued Original Issue Discount from the date of original issue of the Notes to the date of declaration and the interest accrued thereon, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 7.01(d) or (e) occurs and is continuing, the Issue Price of the Notes plus the Original Issue Discount accrued thereon to the occurrence of such Event of Default shall be immediately due and payable. The acceleration referred to in the preceding two sentences, however, is subject to the condition that if, at any time after the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, and Fundamental Change Redemption Price in respect of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental Change Redemption Price at the rate borne by the Notes (treating the accrual of Original Issue Discount as if it were interest), to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.06, and if any and all defaults under this Indenture, other than the nonpayment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, in respect of the Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Trustee shall not be charged with knowledge and shall not be deemed to have notice of any default or Event of Default, except an Event of Default under Section 7.01(a) or (b) in cases where the Trustee is acting as Paying Agent, unless written notice thereof stating that such notice is a "Notice of Default" shall have been given to a Responsible Officer by the Company or a Noteholder or any agent of a Noteholder; and, in the absence of such written notice, the Trustee may conclusively assume that there is no default or Event of Default.

          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

          SECTION 7.02.  Payment of Notes on Default; Suit Therefor.  The
                         ------------------------------------------
Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (b) in case default shall be made in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, or Fundamental Change Redemption Price in respect of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes, in connection with any redemption of a Note pursuant to Article Three or Sixteen, by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price, or interest, or both, as the case may be, with interest upon the overdue principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental

Change Redemption Price and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes (treating the accrual of Original Issue Discount as if it were interest); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of the Notes to the registered holders, whether or not the Notes are overdue.

          In case the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the amounts adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the

Trustee, and, if the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for compensation, expenses, advances and disbursements including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Noteholder any plan of reorganization or arrangement, affecting the Notes or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

          In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

          SECTION 7.03.  Application of Monies Collected by Trustee.  Any monies
                         ------------------------------------------
collected by the Trustee pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

          First: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

          Second: Subject to the provisions of Article Four, in case the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price in respect of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes (treating the accrual of Original Issue Discount as if it were interest), such payments to be made ratably to the Persons entitled thereto;

          Third: Subject to the provisions of Article Four, in case the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price in respect of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest with interest on the overdue principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental Change Redemption Price, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes (treating the accrual of Original Issue Discount as if it were interest); and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest without preference or priority of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price over interest, or of interest over principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and accrued and unpaid interest;

          Fourth: Subject to the provisions of Article Four, to the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

          SECTION 7.04.  Proceedings by Noteholder.  No holder of any Note shall
                         -------------------------
have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent in aggregate principal amount at maturity of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder of a Note and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of outstanding Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to all such relief as can be given either at law or in equity.

          Notwithstanding any other provisions of this Indenture and any provision of any Note, however, the right of any holder of any Note to receive payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Redemption Price with respect to such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

          Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

          SECTION 7.05.  Proceedings by Trustee.  In case of an Event of Default
                         ----------------------
hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          SECTION 7.06.  Remedies Cumulative and Continuing.  Except as provided
                         ----------------------------------
in Section 2.10, all powers and remedies given by this Article Seven to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

          SECTION 7.07.  Direction of Proceedings and Waiver of Defaults by
                         --------------------------------------------------
Majority Noteholders.  The holders of a majority in aggregate principal amount
- --------------------
at maturity of the Notes at the time outstanding determined in accordance with
Section 9.04 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, (a) such
                                             --------  -------
direction shall not be in conflict with any rule of law or with this Indenture and (b) that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or executive committee, or a trust committee of directors and/or Responsible Officers shall determine that the action or proceedings so directed could involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of the Notes, (ii) a failure by the Company to convert any Notes into Common Stock or (iii) a default in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the holders of all Notes then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          SECTION 7.08.  Notice of Defaults.  The Trustee shall, within ninety
                         ------------------
days after the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the registry books of the Company, notice of all defaults known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults," with respect to the Notes and the Indentures being hereby defined to be an event or condition that, after the giving of notice or the passage of time or both would become an Event of Default; and provided that,
                                                                  --------
except in the case of default in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

          SECTION 7.09.  Undertaking to Pay Costs.  All parties to this
                         ------------------------
Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 shall not
                     --------
apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount at maturity of the Notes outstanding, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article Fifteen.


                                 ARTICLE EIGHT

                             CONCERNING THE TRUSTEE

          SECTION 8.01.  Duties and Responsibilities of Trustee.  The Trustee,
                         --------------------------------------
prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, using the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

               (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount at maturity of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the redemption of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          SECTION 8.02.  Reliance on Documents, Opinions, Etc.  Except as
                         ------------------------------------
otherwise provided in Section 8.01,

          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby;

          (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount at maturity of the Notes then outstanding; provided, however, that if the payment within a reasonable
                  --------  -------
     time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          SECTION 8.03.  No Responsibility for Recitals, Etc.  The recitals
                         -----------------------------------
contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

          SECTION 8.04.  Trustee, Paying Agents, Conversion Agents or Registrar
                         ------------------------------------------------------
May Own Notes.  The Trustee, any Paying Agent, any conversion agent or
- -------------
Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, conversion agent or Registrar.

          SECTION 8.05.  Monies to Be Held in Trust.  Subject to the provisions
                         --------------------------
of Section 13.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except to the extent otherwise agreed in writing by the Company and the Trustee.

          SECTION 8.06.  Compensation and Expenses of Trustee.  The Company
                         ------------------------------------
covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed upon in writing for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify each of the Trustee and any predecessor trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee or such predecessor trustee) incurred without negligence or bad faith on the part of the Trustee or such predecessor trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee or such predecessor trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(d) or Section 7.01(e), the expenses and the compensation for the services are intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          SECTION 8.07.  Officers' Certificate as Evidence.  Except as otherwise
                         ---------------------------------
provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 8.08.  Eligibility of Trustee.  The Trustee hereunder shall at
                         ----------------------
all times be a corporation organized and doing business under the laws of the United States or any State or Territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million dollars, subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.
If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.08, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.09.

          SECTION 8.09.  Resignation or Removal of Trustee.  (a)  The Trustee
                         ---------------------------------
may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Notes at their addresses as they shall appear on the books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b) In case at any time any of the following shall occur:

          (1) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.08 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

          (2) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within sixty days after the mailing of such notice of removal to the Noteholders, the Trustee so removed may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in subsection (a) of this Section 8.09 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee to any of the provisions of this Section 8.09 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.10.

          SECTION 8.10.  Acceptance by Successor Trustee.  Any successor trustee
                         -------------------------------
appointed as provided in Section 8.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 8.06.

          No successor trustee shall accept appointment as provided in this
Section 8.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.08.

          Upon acceptance of appointment by a successor trustee as provided in this Section 8.10, the Trustee shall mail notice of its succession hereunder to the holders of Notes at their addresses as they shall appear on the books of the Company, at the expense of the Company.

          SECTION 8.11.  Succession by Merger, Etc.  Any corporation into which
                         -------------------------
the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the
                           --------  -------
certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE NINE

                           CONCERNING THE NOTEHOLDERS

          SECTION 9.01.  Action by Noteholders.  Whenever in this Indenture it
                         ---------------------
is provided that the holders of a specified percentage in aggregate principal amount at maturity of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments executed by Noteholders in Person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than 15 days prior to the date of commencement of solicitation of such action.

          SECTION 9.02.  Proof of Execution by Noteholders.  Subject to the
                         ---------------------------------
provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Registrar.

          The records of any Noteholders' meeting shall be proved in the manner provided in Section 10.06.

          SECTION 9.03.  Persons Who Are Deemed Absolute Owners.  The Company,
                         --------------------------------------
the Trustee, any Paying Agent, any conversion agent and any Registrar may deem the Person in whose name such Note shall be registered upon the books of the Company to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

          SECTION 9.04.  Company-Owned Notes Disregarded.  In determining
                         -------------------------------
whether the holders of the requisite aggregate principal amount at maturity of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any Affiliate of any such Person shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for
                                                             --------
the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determinations.

          SECTION 9.05.  Revocation of Consents; Future Holders Bound.  At any
                         --------------------------------------------
time prior to (but not after) the evidencing to the Trustee, as provided in
Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount at maturity of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Principal Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.


                                  ARTICLE TEN

                             NOTEHOLDERS' MEETINGS

          SECTION 10.01.  Purposes of Meetings.  A meeting of Noteholders may be
                          --------------------
called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Seven;

          (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

          (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount at maturity of the Notes under any other provision of this Indenture or under applicable law.

          SECTION 10.02.  Call of Meetings by Trustee.  The Trustee may at any
                          ---------------------------
time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the registry books of the Company. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than ten nor more than ninety days prior to the date fixed for the meeting.

          Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the

Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          SECTION 10.03.  Call of Meetings by Company or Noteholders.  In case
                          ------------------------------------------
at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount at maturity of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within ten days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

          SECTION 10.04.  Qualifications for Voting.  Subject to Section 9.04,
                          -------------------------
to be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by such a holder of one or more Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 10.05.  Regulations.  Notwithstanding any other provisions of
                          -----------
this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount at maturity of the Notes represented at the meeting and entitled to vote at the meeting.

          Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxy holder shall be entitled to one vote for each $1,000 principal amount at maturity of Notes held or represented by it; provided,
                                                                 --------
however, that no vote shall be cast or counted at any meeting in respect of any
- -------
Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          SECTION 10.06.  Voting.  The vote upon any resolution submitted to any
                          ------
meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount at maturity of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts and showing that said notice was mailed as provided in Section 10.02 and attaching a copy of such notice thereto. The record shall show the principal amount at maturity of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 10.07.  No Delay of Rights by Meeting.  Nothing in this
                          -----------------------------
Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.


                                 ARTICLE ELEVEN

                            SUPPLEMENTAL INDENTURES
                            -----------------------

          SECTION 11.01.  Without Consent of Noteholders.  The Company, when
                          ------------------------------
authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to comply with Article Twelve of this Indenture;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

          (4) to make provision with respect to the conversion rights of Noteholders pursuant to the requirements of Section 15.06;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

          (6) to make any change that does not adversely affect the rights of any Holder.

          SECTION 11.02.  With Consent of Noteholders.  Subject to Sections 7.04
                          ---------------------------
and 7.07 of this Indenture and without prior notice to the Noteholders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Noteholders of not less than a majority in principal amount at maturity of the Notes then outstanding, and the Noteholders of not less than a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

          Notwithstanding the provisions of this Section 11.02, without the consent of each Noteholder affected, an amendment or waiver, including a waiver pursuant to Section 7.07, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Noteholder or change any place of payment where, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage in principal amount of outstanding Notes required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

         (iii) waive a default in the payment of principal of, premium, if any, or interest on, any Note;

          (iv) modify any of the provisions of this Section 11.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Noteholder of each outstanding Note affected thereby; or

           (v) modify any of the provisions of Article Four in a manner adverse to the Noteholders.

          It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 11.02 becomes effective, the Company shall mail to the Noteholders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Noteholders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 11.03.  Revocation and Effect of Consent.  Until an amendment
                          --------------------------------
or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Noteholder, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Noteholders of the requisite percentage, if any, in principal amount of the outstanding Notes and, in the case of amendments and supplements, the execution thereof by the Company and the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who are Noteholders on such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder unless it is of the type described in any of clauses (i) through (v) of Section 11.02. In case of an amendment or waiver of the type described in clauses (i) through (v) of Section 11.02, the amendment or waiver shall bind each Noteholder who has consented to it and every subsequent Noteholder of a Note that evidences the same indebtedness as the Note of the consenting Noteholder.

          SECTION 11.04.  Notation on or Exchange of Notes.  If an amendment,
                          --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Noteholder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Noteholder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

          SECTION 11.05.  Trustee to Sign Amendments, Etc.  The Trustee shall be
                          -------------------------------
entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eleven is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


                                 ARTICLE TWELVE

               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

          SECTION 12.01.  Company May Consolidate, Etc., on Certain Terms.
                          -----------------------------------------------
Subject to the provisions of Section 12.02, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same and which shall be organized under the laws of a State of the United States or the District of Columbia; provided, however, and the Company hereby
                                    --------  -------
covenants and agrees, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.06.

          SECTION 12.02.  Successor Corporation to Be Substituted.  In case of
                          ---------------------------------------
any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. In the event of any such consolidation, merger, sale or conveyance, the Person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article Twelve may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

          In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

          SECTION 12.03.  Opinion of Counsel to Be Given Trustee.  The Trustee,
                          --------------------------------------
subject to Sections 8.01 and 8.02, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Twelve.


                                ARTICLE THIRTEEN

                    SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 13.01.  Discharge of Indenture.  When (a) the Company shall
                          ----------------------
deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes,
(ii) rights hereunder of Noteholders to receive payments of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest in respect of the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

          SECTION 13.02.  Deposited Monies to Be Held in Trust by Trustee.
                          -----------------------------------------------
Subject to Article Four and Section 13.04, all monies deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price and interest, if any.

          SECTION 13.03.  Paying Agent to Repay Monies Held.  Upon the
                          ---------------------------------
satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

          SECTION 13.04.  Return of Unclaimed Monies.  Any monies deposited with
                          --------------------------
or paid to the Trustee for payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which such amounts shall have become due and payable, shall be repaid to the Company by the Trustee on written demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect.


                                ARTICLE FOURTEEN

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

          SECTION 14.01.  Indenture and Notes Solely Corporate Obligations.  No
                          ------------------------------------------------
recourse for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Redemption Price or interest in respect of any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.


                                ARTICLE FIFTEEN

                              CONVERSION OF NOTES

          SECTION 15.01.  Right to Convert.  Subject to and upon compliance with
                          ----------------
the provisions of this Article, the holder of any Note shall have the right, at its option, at any time after 60 days following the latest date of original issuance and prior to the close of business on December 15, 2005 (except that, with respect to any Note or portion of a Note which shall be called for redemption such right shall terminate, except as provided in Section 15.02 or
Section 3.06, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note and such right shall terminate with respect to any Note or portion thereof subject to a duly completed and delivered election for redemption pursuant to Article Sixteen, unless in each case the Company shall default in payment due upon redemption thereof) to convert the principal amount at maturity of any such Note, or any portion of such principal amount at maturity which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount at maturity of the Note or portion thereof surrendered for conversion by $1,000 and multiplying the result so obtained by the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 15.02. A holder of Notes is not, in such capacity, entitled to any rights of a holder of Common Stock until such holder has converted his Notes.

          SECTION 15.02.  Exercise of Conversion Privilege; Issuance of Common
                          ----------------------------------------------------
Stock on Conversion; No Adjustment for Interest or Dividends.  In order to
- ------------------------------------------------------------
exercise the conversion privilege, the holder of any Note to be converted in whole or in part shall surrender such Note at an office or agency maintained by the Company pursuant to Section 5.02, accompanied by the funds, if any, required by the last paragraph of this Section, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the Company at such office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.07. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

          In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary's book-entry conversion procedures, deliver by book-entry delivery an interest in such
Note in global form, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by the last paragraph of this Section 15.02 and any transfer taxes, if required pursuant to Section 15.07.

          As promptly as practicable after the surrender of such Note and the receipt of such notice and funds and subject to compliance with any restrictions on transfer if Conversion Shares are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), if any, as aforesaid, the Company shall issue and shall deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article and an additional share of Common Stock or cash equal to the then fair market value of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.03. In case any Note of a denomination greater than $1,000 principal amount at maturity shall be surrendered for partial conversion, and subject to Section 2.02, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to it, a new Note or Notes in authorized denominations in an aggregate principal amount at maturity equal to the unconverted portion of the surrendered Note.

          Each conversion shall be deemed to have been effected on the date on which such Note (or portion thereof) shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and the notice referred to in the first sentence of this Section 15.02 shall have been received by the Company, as aforesaid, and the Person in whose name any certificate or certificates for such Conversion Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of such Conversion Shares; provided, however, that with respect to any such
                           --------  -------
surrender on any date when the stock transfer books of the Company shall be closed, the Person in whose name the certificates are to be issued shall be deemed to be the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall have been surrendered.

          Except as described in this Section, holders of the Notes will not be entitled to any payment or adjustment on account of accrued Original Issue Discount or accrued and unpaid interest upon conversion of the Notes. The Company's delivery of the fixed number of Conversion Shares of Common Stock into which the Notes are convertible will be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Notes and all accrued interest and Original Issue Discount that has not previously been (or is not simultaneously being) paid. The Common Stock is treated as issued first in payment of accrued interest and Original Issue Discount and then in payment of principal.

          Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the opening of business on the following interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the following interest payment date) be accompanied by payment, in New York Clearing House funds of an amount equal to the interest otherwise payable on such interest payment date on the principal amount at maturity being converted; provided, however, that no
                                                  --------  -------
such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. An amount equal to such payment shall be paid by the Company on such interest payment date to the holder of such Note at the close of business on such record date; provided, however, that if the Company shall default in the
                  --------  -------
payment of interest on such interest payment date, such amount shall be paid to the Person who made such required payment. Except as provided above in this Section, no adjustment shall be made for Original Issue Discount or interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

          SECTION 15.03.  Cash Payments in Lieu of Fractional Shares.  A
                          ------------------------------------------
Noteholder who would otherwise be entitled to a fractional share of Common Stock shall, at the election of the Company, receive either an additional share of Common Stock or cash equal to the then current market value of such fractional share. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount at maturity of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. For these purposes, the current market value of a share of Common Stock shall be the Closing Price on the first Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in subsection (g) of Section 15.05.

          SECTION 15.04.  Conversion Rate.  The Conversion Rate shall be as
                          ---------------
specified in the form of Note hereinabove set forth, subject to adjustment as provided in this Article.

          SECTION 15.05.  Adjustment of Conversion Rate.  The Conversion Rate
                          -----------------------------
shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall pay a dividend or make a distribution, in shares of its Common Stock, on its Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 15.05(a) is declared but is not so paid or made and not required to be so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in Section 15.05(g) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price and the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that shares of Common Stock are not delivered or required to be delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued and not required to be so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) In case the Company shall distribute to all holders of its Common Stock any shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above) (any of the foregoing hereinafter in this subsection the "Distributed Securities"), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction of which the determination shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities applicable to one share of Common Stock and the numerator of which shall be the Current Market Price per share of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution; such adjustment shall become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Securities such holder would have received had such holder converted each Note on such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection
     (d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          Notwithstanding the foregoing provisions of this subsection (d), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such holder would have been entitled to receive if such holder had, immediately prior to such record date, converted such Note into Common Stock, provided that,
                                                                 --------
     with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

          (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of
     (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 15.05(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided in Section 15.05(g)) during the ten Trading Days (as defined in Section 15.05(g)) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Notes into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction of which the denominator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the numerator of which shall be the Current Market Price of the Common Stock on such record date; such adjustment to be effective immediately prior to the opening of business on the day following the record date;

     provided, however, that in the event the portion of the cash so distributed
     --------  -------
     applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the record date. If such dividend or distribution is not so paid or made, the

     Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

          If any adjustment is required to be made as set forth in this subsection (e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection (e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made.

     (g) For purposes hereof, the Current Market Price per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation. The "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution. The "fair market value" shall mean the amount which a willing buyer under no compulsion to buy would pay a willing seller under no compulsion to sell in an arm's length transaction. The "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

               (i) are deemed to be transferred with such shares of Common
          Stock,

               (ii)  are not exercisable, and

               (iii) are also issued in respect of future issuances of Common Stock,

     shall not be deemed distributed for purposes of this Section 15.05 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under this Section 15.05,
     (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

          (i) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this
           --------  -------
     subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this Section 15.05 to the contrary notwithstanding, the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by this Section 15.05, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders and file with the Trustee and the conversion agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

          (j) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Noteholder at its last address appearing on the Security Register provided for in Section
     2.05 of this Indenture.

          (k) In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash or additional shares in lieu of any fractional share pursuant to Section 15.03.

          (l) In case of a tender or exchange offer made by a Person other than the Company or any subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchange shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchase Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.05(l) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Twelve.

          SECTION 15.06.  Effect of Reclassification, Consolidation, Merger or
                          ----------------------------------------------------
Sale.  If any of the following events occur, namely (i) any reclassification or
- ----
change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or
(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note register provided for in Section 2.05 of this Indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

          SECTION 15.07.  Taxes on Shares Issued.  The issuance of stock
                          ----------------------
certificates on conversions of Notes shall be made without charge to the converting Noteholder for any U.S. tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 15.08.  Reservation of Shares; Shares to Be Fully Paid;
                          -----------------------------------------------
Compliance with Governmental Requirements; Listing of Common Stock.  The Company
- ------------------------------------------------------------------
shall provide, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

          Before taking any action which would cause an adjustment increasing the Conversion Rate so that the shares of Common Stock issuable upon conversion of the Notes would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Rate.

          The Company represents, warrants and covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company represents, warrants and covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Company further represents, warrants and covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon conversion of the Notes.

          SECTION 15.09.  Responsibility of Trustee.  The Trustee and any other
                          -------------------------
conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto.
Subject to the provisions of Section 8.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01 may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

          SECTION 15.10.  Notice to Holders Prior to Certain Actions.  In case:
                          ------------------------------------------

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register, provided for in
Section 2.05 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

          SECTION 15.11.  Simultaneous Adjustments.  In the event that this
                          ------------------------
Article 15 requires adjustments to the Conversion Rate under more than one of
Section 15.05(a), 15.05(b), 15.05(c), 15.05(d), 15.05(e), 15.05(f) or 15.05(l),
and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 15.05(c), second, the provisions of Section 15.05(d), third the provisions of Section 15.05(a) and, fourth, the provisions of Section 15.05(b) and fifth, Section 15.05(e) and Section 15.05(k) in whatever order results in a higher Conversion Rate.

          SECTION 15.12.  Notice to Holders of Notes; Waiver.  Except as
                          ----------------------------------
otherwise expressly provided herein, where this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given to holders of Notes if given in writing and mailed, first-class postage prepaid, to each holder of a Note affected by such event, at the address of such holder as it appears in the register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

          In any case where notice to holders of Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Note shall affect the sufficiency of such notice with respect to other holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to holders of Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such holders for every purpose hereunder.

          Where this Indenture provides for notice in any manner such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 15.13.  Successive Adjustments.  After an adjustment to the
                          ----------------------
Conversion Rate under this Article Fifteen, any subsequent event requiring an adjustment under this Article Fifteen shall cause an adjustment to the Conversion Rate as so adjusted.

          SECTION 15.14.  Implementation of Stockholders' Rights Plan.  In the
                          --------------------------------------------
event the Company implements a stockholders' rights plan, such rights plan must provide that upon conversion of the Notes, the Noteholders will receive, in addition to the Common Stock issuable upon such conversion, such rights whether or not such rights have separated from the Common Stock at the time of such conversion.

          SECTION 15.15.  Company Determination Final.  Any determination that
                          ---------------------------
the Company or the Board of Directors must make pursuant to Section 15.03, 15.05, 15.06, 15.11 or 15.12 is conclusive.

          SECTION 15.16.  General Considerations.  Whenever successive
                          ----------------------
adjustments to the Conversion Rate are called for pursuant to this Article Fifteen, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Article and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.


                                ARTICLE SIXTEEN

                    REDEMPTION OF NOTES AT OPTION OF HOLDERS

          SECTION 16.01.  Option to Elect Redemption upon a Fundamental Change.
                          ----------------------------------------------------
(a) If a Fundamental Change shall occur at any time prior to December 15, 2005, each holder of Notes shall have the right, at such holder's option, to require the Company to redeem any or all of such holder's Notes on the date (the "Fundamental Change Redemption Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change. Any redemption of such holder's Notes in part shall be in the amount of $1,000 principal amount at maturity or any integral multiple thereof. Any such redemption of Notes shall be made on the Fundamental Change Redemption Date at a price (the "Fundamental Change Redemption Price") equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Redemption Date; provided that, if the Applicable
                                           --------
Price with respect to a Fundamental Change is less than the Reference Market Price, the applicable price with respect to any such redemption of Notes shall be equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Notes to the Fundamental Change Redemption Date; provided that, if such Fundamental Change
                                    --------
Redemption Date is between a June 1 and the next succeeding June 15 or between a December 1 and the next succeeding December 15, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding June 15 or December 15. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. The Company shall promptly furnish the Trustee a copy of such notice. In the event of any adjustment to the Conversion Rate, the Reference Market Price shall be changed by multiplying the then existing Reference Market Price by a fraction, the numerator of which is the Conversion Rate Prior to such adjustment and the denominator of which is the Conversion Rate after such adjustment.

          (b) For a Note to be so redeemed at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, such Note with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof (a "Fundamental Change Redemption Notice") duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt), withdrawal and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

          A Fundamental Change Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee at any time prior to the close of business on the Fundamental Change Redemption Date to which it relates specifying:

          (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

          (2) the principal amount at maturity of the Note with respect to which such notice of withdrawal is being submitted, and

          (3) the principal amount at maturity, if any, of such Note which remains subject to the original Fundamental Change Redemption Notice and which has been or will be delivered for redemption by the Company.

          SECTION 16.02.  Deposit of Funds for Redemption.  On or prior to the
                          -------------------------------
date any Note is required to be paid pursuant to Section 16.01, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of money sufficient to redeem on the applicable Fundamental Change Redemption Date all the Notes to be repaid on such date at the Fundamental Change Redemption Price, together with accrued interest to the date fixed for redemption.

                                 ARTICLE SEVENTEEN

                            MISCELLANEOUS PROVISIONS

          SECTION 17.01.  Provisions Binding on Company's Successors.  All the
                          ------------------------------------------
covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

          SECTION 17.02.  Official Acts by Successor Corporation.  Any act or
                          --------------------------------------
proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

          SECTION 17.03.  Addresses for Notices, Etc.  Any notice or demand
                          --------------------------
which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to:

          Exide Corporation
          645 Penn Street
          Reading, Pennsylvania  19612-4205
          Attention:  Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Principal Office of the Trustee, which office is, at the date as of which this Indenture is dated, located at:

          The Bank of New York
          101 Barclay Street
          Floor 21 West
          New York, New York  10286
          Attn:  Corporate Trust Trustee Administration

          SECTION 17.04.  Governing Law.  This Indenture and each Note shall be
                          -------------
governed by the laws of the State of New York.

          SECTION 17.05.  Evidence of Compliance with Conditions Precedent;
                          -------------------------------------------------
Certificates to Trustee.  Upon any application or demand by the Company to the
- -----------------------
Trustee to take any action under any of the provisions of this Indenture, if requested by the Trustee, the

Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 17.06.  Legal Holidays.  In any case where the date of
                          --------------
maturity of interest on or principal of the Notes or the date fixed for redemption or repayment of any Note is not a Business Day (a "Legal Holiday"), then payment of such interest on or principal of the Notes need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment and no interest shall accrue for the period from and after such date.

          SECTION 17.07.  No Security Interest Created.  Nothing in this
                          ----------------------------
Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

          SECTION 17.08.  Benefits of Indenture.  Nothing in this Indenture or
                          ---------------------
in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 17.09.  Table of Contents, Headings, Etc.  The table of
                          --------------------------------
contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 17.10.  Execution in Counterparts.  This Indenture may be
                          -------------------------
executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, all as of the date first written above.

                              EXIDE CORPORATION,
                              as Issuer


                              By:______________________________________
                                 Alan E. Gauthier
                                 Chief Financial Officer


                              THE BANK OF NEW YORK,
                              as Trustee


                              By:______________________________________
                                 Mary Jane Morrissey
                                 Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------

                              Form of Certificate
                              -------------------


                                    _____________, _____



The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

          Re:  Exide Corporation (the "Company")
               2.09% Convertible Senior Subordinated Notes
               due 2005 (the "Securities")
               ------------------------------------------

Ladies and Gentlemen:

          This letter relates to U.S. $_______________ principal amount at maturity of Securities represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to
Section 2.03 of the Indenture (the "Indenture") dated as of December 15, 1995 relating to the Securities, we hereby certify that we are (or we will hold such Securities on behalf of) a person or persons outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Securities, all in the manner provided for in the Indenture.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                  Very truly yours,

                                  [Name of Holder]



                                  By:_________________________________
                                     Authorized Signature

                                                                       EXHIBIT B
                                                                       ---------



                      Form of Certificate to be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S
                      -----------------------------------


                                            __________,______


The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

             Re:  Exide Corporation (the "Company")
                  2.09% Convertible Senior Subordinated Notes
                  due 2005 (the "Securities")
                  ------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of U.S.$__________________ aggregate principal amount at maturity of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 904(b) of Regulation S; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Transferor]

                                     By:_______________________________
                                        Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------


                           Form of Certificate to be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                                    ______, 199_
The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

          Re:  Exide Corporation (the "Company")
               2.09% Convertible Senior Subordinated Notes
               due 2005 (the "Securities")
               ---------------------------      -

Ladies and Gentlemen:

          In connection with our proposed purchase of $___________ aggregate principal amount of the Securities, we confirm that:

          1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of December 15, 1995 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to the provisions of Rule 144 under the Securities Act, and we further agree to provide to any Person purchasing any of the

     Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:___________________________________
                                 Authorized Signature